EXHIBIT 5.1

[Gibson, Dunn & Crutcher LLP Letterhead]

November 25, 2003

(213) 229-7000	C 87007-01428

(213) 229-7520

Standard Pacific Corp.

15326 Alton Parkway

Irvine, CA 92618

Re:	Standard Pacific Corp.
Registration	Statement on Form S-3 (File No. 333-104037)

Ladies and Gentlemen:

We have acted as counsel for Standard Pacific Corp., a Delaware corporation (the “Company”), in connection with the underwritten public offering of up to 1,150,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, and the accompanying preferred stock purchase rights pursuant to the Company’s registration statement on Form S-3 (File No. 333-104037), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement and prospectus related thereto to be filed with the Commission on November 26, 2003 pursuant to Rule 424(b) under the Act (the “Prospectus”), consisting of (i) up to 1,000,000 Shares of which are to be issued upon consummation of the underwritten public offering and (ii) up to an additional 150,000 Shares of which may be issued if the underwriter exercises the over-allotment option granted to it by the Company for such public offering. The Shares are to be issued pursuant to that certain underwriting agreement by and between the Company and the underwriter named therein, dated November 24, 2003 (the “Underwriting Agreement”).

We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other

Standard Pacific Corp.

November 25, 2003

representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) that such documents are binding on all persons (other than the Company) signing such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares, when issued and sold pursuant to the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We render no opinion herein as to matters involving any laws other than the current federal laws of the United States, and to the limited extent set forth below, the current corporate laws of the State of Delaware, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, although we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we considered necessary to render our opinion. We express no opinion as to matters involving the laws of any jurisdiction other than the federal laws of the United States, or with respect to Delaware, any laws other than corporate law.

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

GIBSON, DUNN & CRUTCHER LLP

GLS/MAH/RJB